 TEMPUR-PEDIC REPORTS THIRD QUARTER EARNINGS
- Reports EPS of $0.32 As Challenging Economic Environment Continues
- Generates Record Quarterly Operating Cash Flow
- Announces Initiatives to Further Strengthen Financial Flexibility
- Lowers 2008 Financial Guidance

LEXINGTON, KY, October 16, 2008 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the third quarter ended September 30, 2008. The Company also announced a series of initiatives to further strengthen its industry-leading financial flexibility, including a repatriation of foreign earnings and a suspension of its cash dividend, with such funds redirected to reduce debt. The Company also announced revised financial guidance for 2008.

THIRD QUARTER FINANCIAL SUMMARY
·
Earnings per share (EPS) were $0.32 per diluted share in the third quarter of 2008 as compared to $0.49 per diluted share in the third quarter of 2007. The Company reported net income of $24.1 million for the third quarter of 2008 as compared to $38.8 million in the third quarter of 2007.

·
Net sales declined 14% to $252.8 million in the third quarter of 2008 from $294.1 million in the third quarter of 2007. Net sales in the domestic segment declined 17%, while international segment net sales declined 7%. On a constant currency basis, international segment net sales decreased 13%.

·
Mattress units declined 15% globally. Mattress units declined 18% domestically and 10% internationally. Pillow units declined 10% globally. Pillow units declined 18% domestically and were relatively unchanged internationally.

·
Gross profit margin was 41.7% as compared to 48.2% in the third quarter of 2007. The gross profit margin declined as a result of significant weakness in the high margin Direct channel, increased commodity costs and fixed cost de-leverage related to lower volumes, partially offset by improved manufacturing productivity.

·
Operating profit margin was 17.0% as compared to 23.0% in the third quarter of 2007. Operating profit margin decline resulted from gross profit margin declines partially offset by reductions in operating expenses. The Company recorded an incremental $1.0 million of bad debt expense related to a specific customer bankruptcy.

·
Reflecting the Company’s focus on improving working capital, operating cash flow increased 30% to $72.6 million in the third quarter of 2008 from $55.7 million in the third quarter of 2007. During the quarter, the Company reduced inventories by $23.8 million to $69.7 million.

·
During the quarter, the Company reduced Total Debt by $37.8 million to $518.8 million. In addition, the Company increased its cash balance by $19.3 million to $87.7 million. As of September 30, 2008, the Company’s ratio of total Funded Debt to EBITDA was 2.45 times, well within the covenant in its credit facility that this ratio will not exceed 3.00 times. For additional information about EBITDA and Funded Debt (which are non-GAAP measures), please refer to the reconciliation and other information included in the attached schedule.

Chief Executive Officer Mark Sarvary commented, “During the third quarter we executed well. The economic climate worsened and we responded quickly to improve earnings. We reduced our operating expenses and improved our balance sheet by substantially reducing debt.

“Having said that, we are facing the most challenging economic environment in memory, and we see no reason to assume the economic climate will recover in the short term. Therefore, we are taking actions now to further improve our financial flexibility and strengthen the business. I am confident that when the economic climate improves, this great company will be exceptionally well positioned.”

Initiatives to Further Strengthen Financial Flexibility
The Company announced it plans to repatriate approximately $140 million of foreign earnings. This will enable the Company to immediately utilize its $75 million cash held abroad to reduce its outstanding debt. It will also shift some of its domestic segment leverage to the international segment, thereby allowing for more rapid overall debt reduction going forward from cash flow in both its domestic and international segments. The Company anticipates recording a tax charge of approximately $13 million in the fourth quarter related to the repatriation, with the final tax effect to be based on the timing and amount of the actual distribution.

The Company also announced it will suspend its cash dividend and redirect those funds to reduce debt. The Company further announced it will continue to reduce capital expenditures, drive working capital efficiencies and minimize discretionary spending.

Chief Financial Officer Dale Williams commented, “We are pleased with our cash flows and I would like to credit our operating teams around the world for their efforts in this area. Through a repatriation of foreign earnings, suspending the dividend, and modest debt rebalancing between our domestic and international segments, we will reduce debt faster.

Williams continued, “These actions coupled with working capital and expense management should give us the flexibility to operate without risk of breaching our credit facility covenants even if the market continues to deteriorate, while ensuring our ability to invest in marketing and R&D. Although we believe de-leveraging is the prudent course in this environment, we will continue to have access to substantial incremental borrowing capacity under our existing revolving credit facility and will be able to access this liquidity in the future as appropriate to invest in such activities as growth initiatives and stock buybacks.”

2008 Financial Guidance
Given the extraordinary macro economic events of recent weeks, the Company now believes fourth quarter sales will fall below prior expectations and has revised full year 2008 guidance for net sales and earnings per share. It currently expects net sales for 2008 to range from $930 million to $950 million. It currently expects EPS for 2008 to range from $0.90 to $1.00 per diluted share. This guidance does not take into account a potential tax charge related to the proposed repatriation of foreign earnings discussed above. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, October 16, 2008 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-438-5525. The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.
For those who cannot listen to the live broadcast, a telephone replay of the call will be available from October 16, 2008 at 8:00 p.m. Eastern Time through October 23, 2008. To listen to the replay, dial 888-203-1112, participant code 7441183.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These  forward-looking statements include  without limitation statements relating to the Company’s plans to further improve financial flexibility and the business, including plans to  repatriate earnings, suspend its dividend,  increase leverage internationally and pay down domestic debt, improve working capital and  manage its capital expenditures and discretionary spending; the Company’s strength and positioning in the future; the Company’s ability to remain in compliance with its credit facility covenants and access borrowings in the future; and the Company’s expectations regarding net sales and earnings per share for 2008. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence; the Company’s ability to reduce expenses to align with reduced sales levels; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium sleep, the fastest growing segment of the estimated $13 billion global mattress market. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008	2007	Chg %	2008	2007	Chg %
Net sales	$252,814	$294,094	(14)%	$738,697	$817,768	(10)%
Cost of sales	147,323	152,484		419,109	423,930
Gross profit	105,491	141,610	(26)%	319,588	393,838	(19)%
Selling and marketing expenses	39,956	48,830		137,906	144,630
General and administrative expenses and other	22,644	25,231		73,139	72,775
Operating income	42,891	67,549	(37)%	108,543	176,433	(39)%

Other income (expense), net:
Interest expense, net	(6,294)	(8,261)		(19,630)	(21,394)
Other income (expense), net	96	(33)		(995)	(536)
Total other expense	(6,198)	(8,294)		(20,625)	(21,930)
Income before income taxes	36,693	59,255	(38)%	87,918	154,503	(43)%
Income tax provision	12,622	20,437		30,105	52,974
Net income	$24,071	$38,818	(38)%	$57,813	$101,529	(43)%

Earnings per common share:
Basic	$0.32	$0.50		$0.77	$1.25
Diluted	$0.32	$0.49		$0.77	$1.22
Weighted average per common share outstanding:
Basic	74,815	77,725		74,704	81,522
Diluted	74,992	79,173		74,944	83,069

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30,	December 31,
	2008	2007	Chg %
ASSETS

Current Assets:
Cash and cash equivalents	$87,677	$33,315
Accounts receivable, net	137,112	163,730
Inventories	69,703	106,533
Prepaid expenses and other current assets	10,922	11,133
Deferred income taxes	14,725	11,924
Total Current Assets	320,139	326,635	(2)%
Property, plant and equipment, net	190,714	208,370
Goodwill	199,523	198,286
Other intangible assets, net	67,157	68,755
Deferred financing costs and other non-current assets	4,785	4,386
Total Assets	$782,318	$806,432	(3)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$56,159	$56,206
Accrued expenses and other	74,184	66,080
Income taxes payable	15,997	4,060
Current portion of long-term debt	—	288
Total Current Liabilities	146,340	126,634	16%
Long-term debt	518,750	601,756
Deferred income taxes	30,404	29,645
Other non-current liabilities	2,410	259
Total Liabilities	697,904	758,294	(8)%

Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of September 30, 2008 and December 31, 2007	992	992
Additional paid in capital	289,011	283,564
Retained earnings	280,367	241,812
Accumulated other comprehensive income	2,443	13,550
Treasury stock, at cost; 24,382 and 24,681 shares as of September 30, 2008 and December 31, 2007, respectively	(488,399)	(491,780)
Total Stockholders’ Equity	84,414	48,138	75%

Total Liabilities and Stockholders’ Equity	$782,318	$806,432	(3)%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2008	2007	Chg %
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,813	$101,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,847	25,326
Amortization of deferred financing costs	888	845
Amortization of stock-based compensation	6,101	5,081
Allowance for doubtful accounts	5,859	4,541
Deferred income taxes	(1,634)	(3,101)
Foreign currency adjustments	74	661
Loss on sale of equipment and other	679	101
Changes in operating assets and liabilities:
Accounts receivable	18,600	(22,585)
Inventories	36,680	(14,228)
Prepaid expenses and other current assets	(1,287)	(5,035)
Accounts payable	(149)	10,250
Accrued expenses and other	8,301	10,636
Income taxes	12,142	15,839
Net cash provided by operating activities	168,914	129,860	30%

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(600)	(636)
Purchases of property, plant and equipment	(7,844)	(8,181)
Acquisition of businesses	(1,529)	(5,756)
Proceeds from sale of equipment	172	135
Net cash used by investing activities	(9,801)	(14,438)	32%

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	65,429	347,547
Repayments of long-term revolving credit facility	(89,691)	(119,293)
Repayments of long-term debt	(1,359)	(45,416)
Proceeds from Series A Industrial Revenue Bonds	—	15,385
Repayments of Series A Industrial Revenue Bonds	(57,785)	(5,765)
Common stock issued, including reissuances of treasury stock	695	8,078
Excess tax benefit from stock based compensation	301	10,025
Treasury stock repurchased	—	(299,998)
Dividends paid to stockholders	(17,933)	(17,895)
Payments for deferred financing costs	(14)	(1,530)
Net cash used by financing activities	(100,357)	(108,862)	8%

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,394)	1,232

Increase in cash and cash equivalents	54,362	7,792

CASH AND CASH EQUIVALENTS, beginning of period	33,315	15,788

CASH AND CASH EQUIVALENTS, end of period	$87,677	$23,580	272%

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the third quarter of 2008 compared to 2007:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008	2007
By Sales Channel
Retail	$216,226	$251,452	$147,992	$177,372	$68,234	$74,080
Direct	11,230	18,009	9,169	15,140	2,061	2,869
Healthcare	11,636	12,384	3,727	4,222	7,909	8,162
Third Party	13,722	12,249	5,000	3,717	8,722	8,532
Total	$252,814	$294,094	$165,888	$200,451	$86,926	$93,643

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008	2007
Net Sales
Mattresses	$174,869	$207,341	$121,356	$149,221	$53,513	$58,120
Pillows	31,414	34,418	14,476	17,960	16,938	16,458
Other	46,531	52,335	30,056	33,270	16,475	19,065
Total	$252,814	$294,094	$165,888	$200,451	$86,926	$93,643

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of EBITDA to Net Income and Funded Debt to Total Debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding EBITDA and Funded Debt which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to net income as a measure of operating performance or Total Debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. A reconciliation of EBITDA to the Company’s Net income and Funded Debt to Total Debt are provided below.  Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the terms of the Company’s credit facility.

Reconciliation of EBITDA to Net Income

The following table sets forth the reconciliation of the Company’s reported Net Income for the three months ended December 31, 2007 and the nine months ended September 30, 2008 to the calculation of EBITDA for the twelve months ended September 30, 2008:

	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2007	September 30, 2008	September 30, 2008
Net Income	$39,930	$57,813	$97,743
Plus:
Interest Expense	9,090	19,630	28,720
Income taxes	18,441	30,105	48,546
Depreciation & Amortization	9,736	30,948	40,684
EBITDA	$77,197	$138,496	$215,693

Reconciliation of Funded Debt to Total Debt

The following table sets forth the reconciliation of the Company’s reported Total Debt to the calculation of Funded Debt:

September 30, 2008
Total Debt	$518,750
Letters of Credit outstanding	9,898
Funded Debt	$528,648

Calculation of Funded Debt to EBITDA
For the twelve months ended
September 30, 2008
Funded Debt	$528,648
EBITDA	215,693
2.45 times